DEAN FOODS ANNOUNCES SECOND QUARTER 2019 RESULTS

DALLAS, August 6, 2019 - Dean Foods Company (NYSE: DF) today reported second quarter 2019 results.

Highlights

•	Q2 GAAP net loss per share attributable to Dean Foods was $0.70 and adjusted net loss per share was $0.36; adjusted net loss represents sequential improvement from Q1 2019

•	Full year 2019 capital expenditures remain on-track in the range of $95 million to $110 million
The Company’s second quarter results primarily reflect volume pressure associated with the overlap of certain customers exiting our system last year and an accelerated decline in the conventional white milk category. Dean Foods also experienced higher dairy commodity inflation, which it expects to significantly increase throughout the remainder of 2019.

The Company reported positive quarterly free cash flow in the second quarter driven by working capital management. However, given the Company's expectations for continued volume pressure and higher input costs, Dean Foods now expects to be a net user of cash for full year 2019.

Newly appointed President and Chief Executive Officer Eric Beringause stated, "Dean Foods is committed to providing consumers with wholesome, nutritious products they need to live healthy and happy lives and I am enthusiastic about joining as CEO. Since stepping into the role last week, I am taking a fresh look at the direction of the business. I am committed to thoroughly and swiftly evaluating every aspect of the Company and its operations. I look forward to working closely with our talented team as we consider new ways to drive Dean Foods forward to profitable growth."

Executive Vice President and Chief Financial Officer Jody Macedonio stated, "Second quarter adjusted results mark the steady progression in our business transformation as we move past the inflection point in the fourth quarter of 2018 and delivered sequential improvement in both the first and second quarters of this year. We are actively implementing our enterprise-wide cost productivity program to address the deleverage from the volume decline and higher dairy commodity inflation. We expect our initiatives to accelerate during the second half of this year as we continue to reset our cost base and drive supply chain productivity to be more agile and cost-efficient. As we implement these initiatives, we will continue to focus on maintaining the highest levels of quality, service and value that we deliver to our customers, which is paramount to our success.”

"As previously announced, we successfully increased our borrowing base availability to $265 million under our senior secured revolving credit facility by completing post-closing appraisal work. This increases our financial flexibility and further enhances our liquidity. We are pleased with this commitment from our lenders which demonstrates their support and confidence in Dean Foods. In addition, our existing $450 million accounts receivable securitization facility provides us with another source of flexible, low-cost access to capital. Together, these facilities provide us with the resources to continue to execute our priorities as we take meaningful actions to drive our plan forward and transform our company to more effectively compete in a challenging market environment,” concluded Macedonio.

Second Quarter 2019 Operating Results

Financial Summary *	Three Months Ended June 30		Six Months Ended June 30
(In millions, except per share amounts)	2019	2018	2019	2018

Gross Profit
GAAP	$379	$433	$753	$881
Adjusted	$378	$433	$752	$881

Operating Income (Loss)
GAAP	$(52)	$(41)	$(96)	$(26)
Adjusted	$(27)	$35	$(62)	$67

Interest Expense
GAAP	$16	$14	$35	$28
Adjusted	$16	$14	$31	$28

Income (Loss) from Continuing Operations
GAAP	$(65)	$(42)	$(127)	$(42)
Adjusted	$(33)	$15	$(70)	$28

Earnings (Loss) Per Share (EPS) from continuing operations attributable to Dean Foods Company
GAAP	$(0.70)	$(0.46)	$(1.38)	$(0.46)
Adjusted	$(0.36)	$0.16	$(0.77)	$0.30

* Adjustments to GAAP due to the exclusion of expenses, gains or losses associated with certain transactions and other non-recurring items are described and reconciled to the comparable GAAP amounts in the attached tables.

(1)    Please refer to “Non-GAAP Financial Measures” for additional information. We provide guidance on a non-GAAP basis and are unable to provide a full reconciliation to GAAP without unreasonable efforts as we cannot predict the amount or timing of certain elements which are included in reported GAAP results, including mark-to-market adjustments of hedging activities, asset impairment charges, and other non-recurring events or transactions that may significantly affect reported GAAP results.
Cash Flow
Net cash used in operating activities for the six months ended June 30, 2019, totaled $29 million. Negative free cash flow used in operations was $74 million for the six months ended June 30, 2019, a $158 million decrease as compared to the prior year period driven by two quarters of operating losses and less favorable working capital changes as a result of inventory builds. Capital expenditures totaled $45 million for the six months ended June 30, 2019.

Net Debt
Total net debt at June 30, 2019, net of $21 million cash on hand, was approximately $968 million.
Non-GAAP Financial Measures
In addition to the results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), we have presented certain non-GAAP financial measures, including adjusted gross profit, adjusted selling and distribution expenses, adjusted general and administrative expenses, adjusted total operating costs and expenses, adjusted operating income (loss), adjusted interest expense, adjusted net income (loss), adjusted earnings (loss) per diluted share, adjusted EBITDA, net debt and free cash flow, each as described below.
This non-GAAP financial information is provided as supplemental information for investors and is not in accordance with, or an alternative to, GAAP. Additionally, these non-GAAP measures may be different than similar measures used by other companies.

We believe that the presentation of these non-GAAP financial measures, when considered together with our GAAP financial measures and the reconciliations to the corresponding GAAP financial measures, provides investors with a more complete understanding of the factors and trends affecting our business than could be obtained absent these disclosures. Our management uses these non-GAAP financial measures when evaluating our performance, when making decisions regarding the allocation of resources, in determining incentive compensation for management, and in determining earnings estimates.
A full reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three and six months ended June 30, 2019, and 2018, is set forth in the tables herein.
Adjusted Operating Results
We have supplemented the presentation of our reported GAAP gross profit, selling and distribution expenses, general and administrative expenses, total operating costs and expenses, operating income (loss), interest expense, net income (loss) and earnings (loss) per diluted share, with non-GAAP measures that adjust the GAAP measures to exclude the impact of the following (as applicable):

•	asset impairment charges;

•	incremental non-cash trademark amortization triggered by the launch of a national fresh white milk brand;

•	facility closing, reorganization and realignment costs;

•	debt issuance costs;

•	gains (losses) on the mark-to-market of our derivative contracts;

•	costs associated with our enterprise-wide cost productivity plan;

•	separation costs;

•	litigation settlements:

•	operating income (loss) attributable to non-controlling interest;

•	income tax impacts of the foregoing adjustments; and

•	adjustments to normalize our income tax expense at a rate of 26.5%.
We believe these non-GAAP measures provide useful information to investors by excluding expenses, gains or losses that are not indicative of the company’s ongoing operating performance. In addition, we cannot predict the timing and amount of gains or losses associated with certain of these items. We believe these non-GAAP measures provide more accurate comparisons of our ongoing business operations and are better indicators of trends in our underlying business. In addition, these adjustments are consistent with how management views our business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the Company’s ongoing performance. Further, adjusted gross profit and adjusted operating income are used by management to evaluate key performance indicators of brand mix and low cost, respectively.
Adjusted EBITDA
Adjusted EBITDA is defined as net income before interest expense, income tax expense, depreciation and amortization, as further adjusted to exclude the impact of the adjustments discussed under “Adjusted Operating Results” above (other than the adjustments for incremental trademark amortization and interest expense and the normalized income tax rate, as Adjusted EBITDA excludes the full amount of these expenses). This information is provided to assist investors in making meaningful comparisons of our operating performance between periods and to view our business from the same perspective as our management. We believe Adjusted EBITDA is a useful measure for analyzing the performance of our business and is a widely accepted indicator of our ability to incur and service indebtedness and generate free cash flow. We also believe that EBITDA measures are commonly reported and widely used by investors and other interested parties as measures of a company’s operating performance and debt servicing ability because such measures assist in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly) and non-operating factors (such as historical cost).

Free Cash Flow
We define Free Cash Flow as net cash provided by operating activities less cash payments for capital expenditures. We believe Free Cash Flow is a meaningful non-GAAP measure that offers supplemental information and insight regarding the liquidity of our operations and our ability to generate sufficient cash flow to, among other things, repay debt, invest in our business and repurchase shares of our common stock. A limitation of Free Cash Flow is that it does not represent the total increase or decrease in the cash balance for the period.
Quarterly Free Cash Flow
We define Quarterly Free Cash Flow as net cash provided by operating activities for the three months ending June 30, September 30, and December 31 less cash payments for capital expenditures made within the respective three-month periods. We believe Quarterly Free Cash Flow is a meaningful non-GAAP measure that offers supplemental information and insight regarding the liquidity of our operations within a quarter and our ability to generate sufficient cash flow within a particular period. A limitation of Quarterly Free Cash Flow is that it does not represent the total increase or decrease in the cash balance for the three-month period.

Conference Call/Webcast
A webcast to discuss the Company's financial results and outlook will be held at 9:00 a.m. ET today and may be heard live by clicking the earnings button on the Company's website at http://www.deanfoods.com. A slide presentation will accompany the webcast.
About Dean Foods
Dean Foods is a leading food and beverage company and the largest processor and direct-to-store distributor of fresh fluid milk and other dairy and dairy case products in the United States. Headquartered in Dallas, Texas, the Dean Foods portfolio includes DairyPure®, the country's first and largest fresh, national white milk brand, and TruMoo®, the leading national flavored milk brand, along with well-known regional dairy brands such as Alta Dena®, Berkeley Farms®, Country Fresh®, Dean’s®, Friendly's®, Garelick Farms®, LAND O LAKES®* milk and cultured products, Lehigh Valley Dairy Farms®, Mayfield®, McArthur®, Meadow Gold®, Oak Farms®, PET®**, T.G. Lee®, Tuscan® and more. Dean Foods also has a joint venture with Organic Valley®, distributing fresh organic products to local retailers. In all, Dean Foods has more than 50 national, regional and local dairy brands as well as private labels. Dean Foods also makes and distributes ice cream, cultured products, juices, teas, and bottled water. Approximately 15,000 employees across the country work every day to make Dean Foods the most admired and trusted provider of wholesome, great-tasting dairy products at every occasion. For more information about Dean Foods and its brands, visit www.deanfoods.com.

*The LAND O LAKES brand is owned by Land O’Lakes, Inc. and is used by license.
**PET is a trademark of Eagle Family Foods Group LLC, under license.

Some of the statements made in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements relating to: (1) our financial forecast, including projected sales (including specific product lines and the Company as a whole), total volume, price realization, profit margins, net income, earnings per share and free cash flow, (2) the Company’s regional and national branding and marketing initiatives, (3) the Company’s innovation, research and development plans and its ability to successfully launch new products or brands, (4) commodity prices and other inputs and the Company’s ability to forecast or predict commodity prices, milk production and milk exports, (5) the Company’s enterprise-wide cost productivity plan and other cost-savings initiatives, including plant closures and route reductions, and its ability to achieve expected savings, (6) planned capital expenditures, (7) the status of the Company’s litigation matters, (8) the Company’s plans related to its capital structure, (9) the Company’s dividend policy, (10) possible repurchases of shares of the Company’s common stock, (11) potential acquisitions, and (12) the Company’s exploration of strategic alternatives and any potential results thereof. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in this press release, including the risks disclosed by the Company in its filings with the Securities and Exchange Commission. Financial projections are based on a number of assumptions. Actual results could be materially different than projected if those assumptions are erroneous. The cost and supply of commodities and other raw materials are determined by market forces over which the Company has limited or no control. Sales, operating income, net income, debt covenant compliance, financial performance and earnings per share can vary based on a variety of economic, governmental and competitive factors, which are identified in the Company’s filings with the Securities and Exchange Commission, including the Company's most recent Forms 10-K and 10-Q. The Company’s ability to profit from its branding and marketing initiatives depends on a number of factors including consumer acceptance of its products. The declaration and payment of cash dividends under the Company’s dividend policy remains at the sole discretion of the Board of Directors and will depend upon its financial results, cash requirements, future prospects, restrictions in its credit agreements and debt covenant compliance, applicable law and other factors that may be deemed relevant by the Board. All forward-looking statements in this press release speak only as of the date of this press release. There are no assurances that the Company's exploration of strategic alternatives will result in a transaction or other strategic change or outcome. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based except as required by law.
CONTACT: Investor Relations/External Communications, Suzanne Rosenberg, +1 214-303-3438. Media please contact +1 214-721-7766 or media@deanfoods.com.

DEAN FOODS COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30		Six Months Ended June 30
	2019	2018	2019	2018
Net sales	$1,843,498	$1,951,230	$3,638,932	$3,931,737
Cost of sales	1,464,018	1,518,446	2,885,699	3,050,450
Gross profit	379,480	432,784	753,233	881,287
Operating costs and expenses:
Selling and distribution	335,852	336,721	673,564	682,717
General and administrative	71,546	65,972	144,631	141,494
Amortization of intangibles	5,150	5,078	10,300	10,156
Facility closing and reorganization costs, net	7,400	67,661	11,732	76,123
Impairment of long-lived assets	11,860	2,232	11,860	2,232
Other operating income	—	(2,289)	—	(2,289)
Equity in earnings of unconsolidated affiliate	(688)	(1,699)	(2,643)	(3,599)
Total operating costs and expenses	431,120	473,676	849,444	906,834
Operating loss	(51,640)	(40,892)	(96,211)	(25,547)
Other expense:
Interest expense	16,200	14,069	35,200	28,102
Other expense, net	1,500	782	1,712	1,252
Total other expense	17,700	14,851	36,912	29,354
Loss before income taxes	(69,340)	(55,743)	(133,123)	(54,901)
Income tax benefit	(4,477)	(13,727)	(6,433)	(12,620)
Loss from continuing operations	(64,863)	(42,016)	(126,690)	(42,281)
Gain on sale of discontinued operations, net of tax	—	1,922	—	1,922
Net loss	(64,863)	(40,094)	(126,690)	(40,359)
Net loss attributable to non-controlling interest	392	—	645	—
Net loss attributable to Dean Foods Company	$(64,471)	$(40,094)	$(126,045)	$(40,359)
Average common shares:
Basic	91,759	91,343	91,643	91,268
Diluted	91,759	91,343	91,643	91,268
Basic income (loss) per common share:
Loss from continuing operations attributable to Dean Foods Company	$(0.70)	$(0.46)	$(1.38)	$(0.46)
Income from discontinued operations attributable to Dean Foods Company	—	0.02	—	0.02
Net loss attributable to Dean Foods Company	$(0.70)	$(0.44)	$(1.38)	$(0.44)
Diluted income (loss) per common share:
Loss from continuing operations attributable to Dean Foods Company	$(0.70)	$(0.46)	$(1.38)	$(0.46)
Income from discontinued operations attributable to Dean Foods Company	—	0.02	—	0.02
Net loss attributable to Dean Foods Company	$(0.70)	$(0.44)	$(1.38)	$(0.44)

DEAN FOODS COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	June 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$20,947	$24,176
Other current assets	840,255	888,104
Total current assets	861,202	912,280
Property, plant and equipment, net	965,334	1,006,182
Operating lease right of use asset	303,928	—
Intangibles and other assets, net	191,833	200,030
Total	$2,322,297	$2,118,492

LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities, excluding debt	$654,035	$699,661
Total long-term debt, including current portion	984,935	906,344
Total operating lease liabilities, including current portion	318,697	—
Other long-term liabilities	168,871	197,755
Total Dean Foods Company stockholders' equity	184,660	302,960
Non-controlling interest	11,099	11,772
Total stockholders' equity	195,759	314,732
Total	$2,322,297	$2,118,492

DEAN FOODS COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30
	2019	2018
Operating activities:
Cash provided by (used in) operating activities	$(29,206)	$120,760

Investing activities:
Capital spending	(44,983)	(37,292)
Payments for acquisitions, net of cash acquired	—	(13,324)
Proceeds from sale of fixed assets	4,632	12,418
Cash used in investing activities	(40,351)	(38,198)

Financing activities:
Net proceeds from issuance (repayment of) debt	76,327	(56,789)
Payments of financing costs	(9,561)	—
Cash dividends paid	—	(16,438)
Issuance of common stock, net of share repurchases for withholding taxes	(438)	(413)
Cash provided by (used in) financing activities	66,328	(73,640)
Change in cash and cash equivalents	(3,229)	8,922
Cash and cash equivalents, beginning of period	24,176	16,512
Cash and cash equivalents, end of period	$20,947	$25,434

DEAN FOODS COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES*
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30, 2019
		Asset write-downs and (gain) loss on sale of assets	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Cost productivity plan	Non-controlling interest in Good Karma	Income tax
	GAAP	(a)	(b)	(c)	(e)	(f)	(h)	Adjusted*
Gross profit	$379,480	$—	$—	$(1,125)	$—	$—	$—	$378,355

Selling and distribution	335,852	—	—	25	—	—	—	335,877

General and administrative	71,546	—	—	—	(2,419)	—	—	69,127

Total operating costs and expenses	431,120	(15,795)	(7,400)	25	(2,419)	—	—	405,531

Operating loss	(51,640)	15,795	7,400	(1,150)	2,419	515	—	(26,661)

Loss from continuing operations	(64,863)	15,795	7,400	(1,150)	2,419	515	7,278	(32,606)

Diluted loss per share from continuing operations attributable to Dean Foods Company	$(0.70)	$0.17	$0.08	$(0.01)	$0.02	$—	$0.08	$(0.36)

	Three Months Ended June 30, 2018
		Asset write-downs and (gain) loss on sale of assets	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Cost productivity plan	Other adjustments	Income tax
	GAAP	(a)	(b)	(c)	(e)	(g)	(h)	Adjusted*
Gross profit	$432,784	$—	$—	$(157)	$—	$—	$—	$432,627

Selling and distribution	336,721	—	—	990	—	—	—	337,711

General and administrative	65,972	—	—	—	(5,579)	—	—	60,393

Total operating costs and expenses	473,676	(6,167)	(67,661)	990	(5,579)	2,289	—	397,548

Operating income (loss)	(40,892)	6,167	67,661	(1,147)	5,579	(2,289)	—	35,079

Income (loss) from continuing operations	(42,016)	6,167	67,661	(1,147)	5,579	(2,289)	(19,087)	14,868

Diluted earnings (loss) per share from continuing operations attributable to Dean Foods Company	$(0.46)	$0.07	$0.74	$(0.01)	$0.06	$(0.03)	$(0.21)	$0.16
* See Notes to Reconciliation of Non-GAAP Financial Measures

DEAN FOODS COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES*
(Unaudited)
(In thousands, except per share data)

	Six Months Ended June 30, 2019
		Asset write-downs and loss on sale of assets	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Cost productivity plan	Non-controlling interest in Good Karma	Other adjustments	Income tax
	GAAP	(a)	(b)	(c)	(e)	(f)	(g)	(h)	Adjusted*
Gross profit	$753,233	$—	$—	$(1,329)	$—	$—	$—	$—	$751,904

Selling and distribution	673,564	—	—	3,257	—	—	—	—	676,821

General and administrative	144,631	—	—	—	(6,018)	—	—	—	138,613

Total operating costs and expenses	849,444	(19,730)	(11,732)	3,257	(6,018)	—	—	—	815,221

Operating loss	(96,211)	19,730	11,732	(4,587)	6,018	838	—	—	(62,480)

Interest expense	35,200	—	—	—	—		(3,755)	—	31,445

Loss from continuing operations	(126,690)	19,730	11,732	(4,587)	6,018	838	3,755	18,911	(70,293)

Diluted loss per share from continuing operations attributable to Dean Foods Company	$(1.38)	$0.22	$0.12	$(0.05)	$0.06	$0.01	$0.04	$0.21	$(0.77)

	Six Months Ended June 30, 2018
		Asset write-downs and loss on sale of assets	Facility closing and reorganization costs, net	Mark-to-market on derivative contracts	Cost productivity plan	Other adjustments	Income tax
	GAAP	(a)	(b)	(c)	(e)	(g)	(h)	Adjusted*
Gross profit	$881,287	$—	$—	$(602)	$—	$—	$—	$880,685

Selling and distribution	682,717	—	—	588	—	—	—	683,305

General and administrative	141,494	—	—	—	(9,712)	(188)	—	131,594

Total operating costs and expenses	906,834	(10,102)	(76,123)	588	(9,712)	2,101	—	813,586

Operating income	(25,547)	10,102	76,123	(1,190)	9,712	(2,101)	—	67,099

Income (loss) from continuing operations	(42,281)	10,102	76,123	(1,190)	9,712	(2,101)	(22,622)	27,743

Diluted earnings (loss) per share from continuing operations attributable to Dean Foods Company	$(0.46)	$0.11	$0.83	$(0.01)	$0.11	$(0.03)	$(0.25)	$0.30
* See Notes to Earnings Release Tables

DEAN FOODS COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES*
(Unaudited)
(In thousands)

	Three Months Ended June 30		Six Months Ended June 30		Trailing Twelve Months Ended June 30,
	2019	2018	2019	2018	2019
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net loss	$(64,863)	$(40,094)	$(126,690)	$(40,359)	$(413,689)
Interest expense	16,200	14,069	35,200	28,102	63,541
Income tax expense (benefit)	(4,477)	(13,727)	(6,433)	(12,620)	(36,096)
Depreciation and amortization	37,466	39,391	74,540	78,832	149,159
Asset write-downs and loss on sale of assets (a)	11,860	2,232	11,860	2,232	214,042
Facility closing and reorganization costs, net (b)	7,400	67,661	11,732	76,123	10,601
Mark-to-market on derivative contracts (c)	(1,150)	(1,147)	(4,587)	(1,190)	508
Discontinued operations (d)	—	(1,922)	—	(1,922)	(2,950)
Cost productivity plan (e)	2,419	5,579	6,018	9,712	14,935
Non-controlling interest in Good Karma (f)	515	—	838	—	1,464
Other adjustments (g)	—	(2,289)	—	(2,101)	17
Adjusted EBITDA	$5,370	$69,753	$2,478	$136,809	1,532

					June 30, 2019
Reconciliation of net debt
Total long-term debt, including current portion					$984,935
Unamortized debt issuance costs					4,025
Cash and cash equivalents					(20,947)
Net debt					$968,013

				Six Months Ended June 30
				2019	2018
Reconciliation of Free Cash Flow provided by (used in) operations
Net cash provided by (used in) operating activities				$(29,206)	$120,760
Capital spending				(44,983)	(37,292)
Free Cash Flow provided by (used in) operations				$(74,189)	$83,468

				Three Months Ended
				March 31, 2019	June 30, 2019
Reconciliation of Quarterly Free Cash Flow provided by (used in) operations
Net cash provided by (used in) operating activities				(72,046)	42,840
Capital spending				(26,518)	(18,465)
Quarterly Free Cash Flow provided by (used in) operations				(98,564)	24,375
* See Notes to Reconciliation of Non-GAAP Financial Measures

Notes to Reconciliation of Non-GAAP Financial Measures
For the three and six months ended June 30, 2019, and 2018, the adjusted results and certain other non-GAAP financial measures differ from the Company's results under GAAP due to the exclusion of expenses, gains or losses associated with certain transactions and other non-recurring items that we believe are not indicative of our ongoing operating results. For additional information on our non-GAAP financial measures, see the section entitled “Non-GAAP Financial Measures” in this release.

(a)	The adjustment reflects the elimination of the following:

i.
In conjunction with our decision to launch DairyPure® in the first quarter of 2015, we reclassified certain of our indefinite-lived trademarks to finite-lived, resulting in a triggering event for impairment testing purposes. The related adjustment reflects the elimination of amortization expense recorded on these finite-lived trademarks of $3.9 million for each of the three months ended June 30, 2019 and 2018 and $7.9 million for each of the six months ended June 30, 2019 and 2018.

ii.
Asset impairment charges on certain fixed assets of $11.9 million and $2.2 million for the three and six months ended June 30, 2019 and 2018. We evaluate our long-lived assets for impairment when circumstances indicate that the carrying value of an asset group may not be recoverable. Indicators of impairment could include, among other factors, significant changes in the business environment, the planned closure of a facility or a decline in operating cash flows of an asset group; and

iii.	The full goodwill impairment charge of $190.7 million recorded in the three months ended December 31, 2018.

(b)	The adjustment reflects the elimination of severance charges and non-cash asset impairments, net of (gains) losses on related asset sales, for approved facility closings and restructuring plans.

(c)
The adjustment reflects the elimination of the (gain) loss on the mark-to-market of our commodity derivative contracts. All of our commodity derivative contracts are marked to market in our statement of operations during each reporting period with a corresponding derivative asset or liability on our balance sheet.

(d)	The adjustment reflects the elimination of net gains from discontinued operations for the three months ended June 30, 2018 and the three months ended December 31, 2018.

(e)
The adjustment reflects the elimination of certain direct expenses incurred as a result of our enterprise-wide cost productivity plan. The charges were $2.4 million and $6.1 million for the three and six months ended June 30, 2019, respectively, and $5.6 million and $9.7 million for the three and six months ended June 30, 2018, respectively.

(f)	The adjustment reflects the elimination of the operating loss attributable to the non-controlling interest in Good Karma Foods, Inc. ("Good Karma").

(g)	The adjustment reflects the elimination of the following:

i.
The write off of unamortized deferred financing costs of $3.8 million in connection with the new credit agreement and amendment to our receivables securitization facility during the six months ended June 30, 2019.

ii.	Separation charges related to the previously disclosed departures of certain executive officers of $0.2 million in the six months ended June 30, 2018; and

iii.	A charge related to litigation settlements reached in the six months ended June 30, 2018.

(h)
The adjustment reflects the income tax impact of adjustments (a) through (g) as well as an adjustment to our income tax expense, reflective of an income tax rate of 26.5% for the three and six months ended June 30, 2019 and June 30, 2018, respectively. We believe this rate represents our long-term normalized tax rate as a U.S. domiciled business. Our effective tax rate on a GAAP basis was 6.5% and 24.6% for the three months ended June 30, 2019 and June 30, 2018, respectively.